Calculation of Filing Fee Tables
S-8
Invivyd, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	14,099,351	$ 1.47	$ 20,726,045.97	0.0001381	$ 2,862.27
2	Equity	Common Stock, $0.0001 par value per share	Other	2,685,546	$ 1.2495	$ 3,355,589.73	0.0001381	$ 463.41
3	Equity	Common Stock, $0.0001 par value per share	Other	5,993,250	$ 1.47	$ 8,810,077.50	0.0001381	$ 1,216.67
4	Equity	Common Stock, $0.0001 par value per share	Other	192,000	$ 1.69	$ 324,480.00	0.0001381	$ 44.81
5	Equity	Common Stock, $0.0001 par value per share	Other	1,083,750	$ 1.33	$ 1,441,387.50	0.0001381	$ 199.06
6	Equity	Common Stock, $0.0001 par value per share	Other	731,000	$ 1.52	$ 1,111,120.00	0.0001381	$ 153.45
Total Offering Amounts:						$ 35,768,700.70		$ 4,939.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,939.67
Offering Note
[1]	(1) (a) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.0001 (the "Common Stock"), that become issuable under the Registrant's 2021 Equity Incentive Plan (the "2021 EIP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. (b) Represents shares of Common Stock reserved for issuance under the 2021 EIP that were added to the 2021 EIP effective as of January 1, 2026 pursuant to the evergreen provision thereof, which provides that the number of shares of Common Stock reserved for issuance under the 2021 EIP will automatically increase on the first day of each calendar year in an amount equal to 5% of the shares of Common Stock outstanding on the last day of the calendar year before the date of each automatic increase or a lesser number of shares of Common Stock determined by the Registrant's board of directors. (c) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are calculated on the basis of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Market on May 7, 2026, which date is a date within five business days of the filing of this Registration Statement.

[2]	(2) (a) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. (b) Represents shares of Common Stock reserved for issuance under the 2021 ESPP that were added to the 2021 ESPP effective as of January 1, 2026 pursuant to the evergreen provision thereof, which provides that the number of shares of Common Stock reserved for issuance under the 2021 ESPP will automatically increase on the first day of each calendar year in an amount equal to the lesser of (i) 1% of the shares of Common Stock outstanding on the last day of the calendar year before the date of each automatic increase, and (ii) 2,685,546 shares of Common Stock; provided that the Registrant's board of directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii). (c) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are calculated on the basis of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Market on May 7, 2026, which date is a date within five business days of the filing of this Registration Statement, multiplied by 85%, which is the percentage of the trading price per share of Common Stock applicable to purchasers under the 2021 ESPP.

[3]	(3) (a) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrant's 2026 Inducement Plan (the "2026 Inducement Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. (b) Represents shares of Common Stock reserved for issuance under the 2026 Inducement Plan. (c) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are calculated on the basis of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Market on May 7, 2026, which date is a date within five business days of the filing of this Registration Statement.

[4]	(4) (a) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Inducement Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. (b) Represents shares of Common Stock issuable upon the exercise of stock options granted on March 1, 2026 pursuant to the 2026 Inducement Plan (the "March Inducement Awards"). (c) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price at which the March Inducement Awards may be exercised.

[5]	(5) (a) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Inducement Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. (b) Represents shares of Common Stock issuable upon the exercise of stock options granted on April 1, 2026 pursuant to the 2026 Inducement Plan (the "April Inducement Awards"). (c) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price at which the April Inducement Awards may be exercised.

[6]	(6) (a) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Inducement Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. (b) Represents shares of Common Stock issuable upon the exercise of stock options granted on May 1, 2026 pursuant to the 2026 Inducement Plan (the "May Inducement Awards"). (c) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price at which the May Inducement Awards may be exercised.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources